Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results
For the Fourth Quarter and Full Year, 2007
     FORT LAUDERDALE, Florida — January 29, 2008 —BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a loss from continuing operations of ($9.9) million, or ($0.18) per diluted share, for the fourth quarter 2007, compared to income from continuing operations of $1.0 million, or $0.02 per diluted share, for the fourth quarter 2006. For the year ended at December 31, 2007, BankAtlantic Bancorp recorded a net loss of ($22.2) million, or ($0.38) per diluted share, compared to net income of $15.4 million, or $0.25 per diluted share, for the year ended December 31, 2006. BankAtlantic Bancorp recorded a net loss from continuing operations of ($30.0) million, or ($0.52) per diluted share, for the year ended December 31, 2007, compared to net income from continuing operations of $26.9 million, or $0.43 per diluted share, reported for the year ended December 31, 2006.
     Pre-tax items contributing to the fourth quarter 2007 loss included, at the BankAtlantic level, $9.5 million in provision for loan losses, $5.7 million in restructuring charges and $3.2 million in negative impact associated with BankAtlantic’s store expansion program; and at the Parent Company level, a $3.3 million investment impairment and a $2.7 million reduction in Stifel Financial warrant valuation. These items are further discussed in this release.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “The current economic environment is clearly challenging. While we are obviously unhappy that we have recognized substantial impairments in our Commercial Real Estate loan portfolio, we believe that we have successfully avoided many of the pitfalls in this market. BankAtlantic exited the high rise condo market a number of years in advance of its declines, avoided subprime and negative amortizing mortgage products, and sought to minimize credit risk in its investment portfolios by avoiding CLO, CDO, ABCP and SIV exposure. Rather than expanding leverage and generating funding through higher cost methods, BankAtlantic focused on increasing core deposits through our seven-day convenience model, which appears to be positive in the current rate environment. We also commenced expense reduction initiatives and have aggressively identified issues in our commercial loan portfolios. We believe BankAtlantic will emerge as a stronger organization as the marketplace returns to a more normalized environment.
BankAtlantic Highlights
     Net Income — “For the fourth quarter of 2007, BankAtlantic’s net loss was ($3.4) million, down from net income of $3.6 million in the comparable 2006 quarter. As discussed in detail later in this release, the decline was the result of net interest margin compression associated with the higher cost of deposits and higher levels of non-performing loans, increased provisions for loan losses, and expenses associated with restructuring and exit activities, partially offset by lower advertising costs. The full year 2007 net loss was ($19.4) million compared to net income of $36.3 million in 2006.
     Credit Quality — “Non-performing loans increased from $165.4 million at September 30, 2007 to $178.6 million at December 31, 2007. As a result, the ratio of non-performing loans to total loans increased from 3.53% at September 30, 2007 to 3.87% at December 31, 2007, and the ratio of non-performing assets to total loans plus other assets increased from 3.74% at September 30, 2007 to 4.10% at December 31, 2007. For the quarter ended December 31, 2007, the bank experienced net charge-offs of $7.9 million, including consumer net charge-offs of $4.0 million, representing primarily home equity lines of credit, where the value of the underlying collateral has declined.
     “The provision for loan loss in the fourth quarter of 2007 was $9.5 million or 0.82% of average loans versus $8.2 million or 0.70% of average loans for the fourth quarter of 2006 and $48.9 million or 4.17% of average loans for the third quarter of 2007. The allowance for loan losses increased to $94.0 million (2.04% of total loans) at December 31, 2007 compared to $43.6 million (0.94% of total loans) at December 31, 2006. Characteristics of our Commercial Real Estate, Residential and Consumer loan portfolios are detailed below.
     Commercial Real Estate Loans — “The Bank’s Commercial Real Estate loan portfolio at December 31, 2007 totaled $1.3 billion, including the following categories, where we believe we have the most exposure to declines in the real estate market:

•	Builder land bank loans: This category of 12 loans aggregates $149.6 million, of which 6 loans totaling $86.5 million are non-accrual. At September 30, 2007, this category included 13 loans aggregating $149.3 million, of which five loans totaling $81.1 million were non-accrual.
•	Land acquisition and development loans: This category of 34 loans aggregates $194.9 million, of which two loans totaling $7.3 million are non-accrual. At September 30, 2007, this category included 37 loans aggregating $218.5 million, of which three loans totaling $13.2 million were non-accrual.
•	Land acquisition, development and construction loans: This category of 29 loans aggregates $151.6 million, of which 7 loans totaling $57.2 million are non-accrual. At September 30, 2007, this category included 33 loans aggregating $187.7 million, of which seven loans totaling $62.0 million were non-accrual.
     We believe we are making progress and will continue to aggressively monitor this real estate loan portfolio. Of the non-accrual Commercial Real Estate loans at December 31, 2007, approximately $101.2 million are in various stages of negotiation and the balance of $58.1 million is in active litigation. In summary, there were 19 Commercial Real Estate loans totaling $159.3 million on non-accrual at December 31, 2007, compared to 15 loans totaling $156.3 million at September 30, 2007. While we are pleased the numbers have stabilized, we do not anticipate that the real estate housing market in Florida will improve in the near-term. We are continuing to closely work with our borrowers; but additional provisions relating to this portfolio may be required.
     Purchased Residential Loans— “Our Purchased Residential loan portfolio was $2.1 billion at quarter-end, representing approximately 47.0% of the Bank’s total loans. As we have previously indicated, this portfolio does not include subprime or negative amortizing loans, is geographically diverse, the weighted average FICO score in this portfolio was 741 at the time of origination, the weighted average original loan-to-value of the portfolio was 67.0%, and the original back end debt ratio was a weighted average of 32.8%. As of December 31, 2007, the average time to payment reset was 66.6 months. Quarter-end delinquencies, including non-accrual loans, were 0.77% of the unpaid principal balance, versus 0.32% in the fourth quarter of 2006 and 0.50% in the third quarter of 2007. Non-accrual balances increased to $6.9 million at December 31, 2007 from $4.1 million at September 30, 2007, and $1.6 million at December 31,

2006. The average loan-to-value of non-accrual balances at December 31, 2007, based on updated property values, was 60.0%, and our loss history on this portfolio over the past twelve months was very low at 0.02% of the average outstanding balances or $404,000. While this portfolio has experienced an increase in delinquencies and non-accruals which we anticipate may continue as the housing market remains weak, based on the inherent characteristics of these loans, we continue to expect this portfolio to perform satisfactorily.
     Consumer Loans - “Our Consumer loan portfolio was $692.0 million at quarter-end, with Home Equity loans constituting approximately 98.0% of this portfolio. Delinquency trends in this portfolio have increased, and charge-offs have increased due to declining property values. At origination, these loans had a weighted average loan-to-value, inclusive of first mortgages, of 67.0%, and a weighted average Beacon score of 706. Additionally, 70.0% of the portfolio balances have Beacon scores of 700 or greater. Total delinquencies at December 31, 2007 were 1.48% versus 0.61% at December 31, 2006 and 1.34% at September 30, 2007. Non-accrual balances were stable during the quarter at $3.2 million at both December 31, 2007 and September 30, 2007, compared to $1.6 million at December 31, 2006.”
     Store Expansion Program — BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “During the fourth quarter of 2007, we opened two new stores, bringing the total to 15 stores opened in 2007. We have opened a total of 32 new stores since January 1, 2005, which as of December 31, 2007 had balances of $224.6 million in core deposits and $358.3 million in total deposits. (Core deposits include DDA, NOW and savings accounts.) For 2007, the new stores have generated net growth of $132.4 million in core deposits, $195.0 million of total deposits, and over 84,000 of new core deposit accounts. Because of the time required for newly opened stores to breakeven, the expenses associated with BankAtlantic’s store expansion program negatively impacted BankAtlantic’s fourth quarter pre-tax income by approximately $3.2 million and had a $14.2 million impact on the full year pre-tax income. As of quarter-end, we had a total of 103 stores throughout Florida.
     “While we remain committed to store expansion in the long-term, we have decided to reduce our new store openings in 2008 to the four originally planned for the first quarter of 2008. We will reevaluate our expansion plans as the economic environment improves. Related to our decision to slow store expansion, we are considering exiting the Orlando market or selling the four stores currently open as well as three sites acquired for future development in the Orlando market, as we will not have a sufficient presence in the short-term to justify being in this market.
     Deposit Accounts and Balances — “At quarter-end, ‘total bank’ and ‘same store’ core deposit balances increased 2.9% and 2.4%, respectively, over the fourth quarter of 2006, representing a total bank net increase of $64.5 million in core deposits and $86.4 million in total deposits. In the fourth quarter of 2007, in spite of economic pressures in our markets combined with a significant reduction in advertising and marketing expense, new account openings remained strong, with BankAtlantic opening over 57,000 new core deposit accounts.
     Net Interest Margin and Earning Assets — “Net interest income for the fourth quarter of 2007 was $47.3 million compared to $54.1 million in the corresponding 2006 quarter, reflecting a 55 basis point decline in the tax equivalent net interest margin. The tax equivalent net interest margin was 3.41% in the fourth quarter of 2007, down from 3.96% in the corresponding quarter of 2006, reflecting the increase of $171.1 million in non-performing assets between periods, a 21 basis point or $3.1 million incremental negative impact to the net interest margin in the fourth quarter of 2007, as well as an increase of 30 basis points in the cost of interest bearing deposits since the fourth quarter 2006 due to ongoing competitive pressures affecting our deposit pricing. Average loans were essentially flat from the fourth quarter of 2006, decreasing $1.1 million. Average core deposits increased $150.9 million or 7.0% and average total deposits increased $183.4 million or 4.9%, respectively, over the fourth quarter of 2006.
     Non-interest income — “Non-interest income for the fourth quarter 2007 was $36.3 million compared to $36.2 million in the fourth quarter 2006. For the full year, non-interest income was $143.9 million, a 9.1% increase over 2006 non-interest income of $131.8 million. Non-interest income in the 2006 year included a $1.5 million gain associated with debt redemption. Non-interest income increased as a result of the growth of accounts of 10.0% over 2006 and the fees related to these accounts; net fees per account were lower in the fourth quarter of 2007 compared to fourth quarter 2006, resulting in the unchanged non-interest income level for the quarter.

     Non-interest expense — “Non-interest expense for the fourth quarter 2007 was $81.6 million, or $3.1 million greater than the fourth quarter of 2006. The fourth quarter 2007 expenses included $5.7 million in restructuring costs (related primarily to certain land and leases that are now held for sale or determined to no longer be of use due to the decision to defer store expansion and other operational consolidation efforts) and $2.5 million in increased expense from the fourth quarter of 2006 to fourth quarter of 2007 related to our store expansion program. Non-interest expense for 2007 was $313.4 million versus $293.4 million for 2006. Expenses in 2007 reflected $12.0 million in impairment charges associated with real estate owned and real estate held for sale, $8.4 million of restructuring costs and exit activities, $17.9 million in increased expenses over 2006 related to our store expansion program, and a decrease of $15.0 million in advertising and marketing expenses from 2006; 2006 expenses included $1.5 million of costs associated with debt redemption. Excluding the impairment and restructuring expenses in 2007, our expenses were nearly flat from 2006. We are pleased that we have been successful in effectively offsetting the incremental cost of our store expansion with efficiencies in our marketing and operations during 2007.
     “In summary, we continue to work with our residential land borrowers and to closely monitor the performance of our other loan portfolios. We believe that we made progress in our efforts to reduce non-interest expenses, and we will continue to evaluate available opportunities to further reduce expenses and improve profitability,” concluded Jarett S. Levan.
BankAtlantic Bancorp:
     BankAtlantic Bancorp’s Chairman and CEO, Alan B. Levan, further commented, “During the quarter, the Parent Company only financials reflected a $3.3 million impairment of a $5.0 million investment in a private investment partnership due to a substantial deterioration in market value. This is the only Parent Company investment reflecting an impairment at December 31, 2007; of the $194.9 million in book value of cash and securities held at the Parent Company, $114.7 million is represented by Stifel Financial Corporation stock and warrants, and the remaining $80.2 million is invested in cash and other investments with no unrealized investment losses at period-end.

     Stifel Investments —“In January 2008, we sold 250,000 shares of Stifel Financial Corp. common stock to Stifel at book value for proceeds of approximately $10.6 million. We continue to hold 2,127,354 shares of Stifel common stock and warrants to purchase 481,724 shares of Stifel common stock at an exercise price of $36 per share. At quarter-end, the aggregate fair-value of these holdings was approximately $117.8 million. We recorded a $2.7 million pre-tax loss for the quarter associated with the change in value of the warrants in the fourth quarter of 2007; for the full year 2007, we recorded a net gain of $0.3 million on the change in the warrant valuation since inception. Excluded from this amount is the possible contingent earn-out, if any, which may be payable pursuant to the terms of the Ryan Beck agreement.
     Litigation — “During the quarter, several lawsuits were filed against the Company and its directors and certain members of management relating to BankAtlantic’s loan portfolio and provisions for loan losses including allegations, based on an erroneous publication, that the Bank made a loan to a since-defaulted borrower without obtaining an appraisal for the property. While we normally do not comment on pending litigation, we believe that it is important to correct any suggestion that an appraisal was not obtained. In fact, we did obtain an appraisal as well as an independent review of that appraisal, prior to making the subject loan.
     Cash Dividend — “BankAtlantic Bancorp’s Board of Directors declared a cash dividend of $0.005 per share to all shareholders of record of its Class A and Class B Common Stock at the close of trading on January 3rd, 2008. The fourth quarter’s dividend declaration marked BankAtlantic Bancorp’s 58th consecutive quarterly dividend payment.
     “Since 1984 we have experienced three significant downturns. In each case, we followed a similar formula to reduce expenses, focus on credit, and position our revenue channels for future growth. While each downturn is different, we believe this formula will serve us well during the current times,” concluded Alan B. Levan.
Financial Highlights:
Fourth Quarter, 2007 Compared to Fourth Quarter, 2006
BankAtlantic Bancorp — consolidated:
•	(Loss) from continuing operations of ($9.9) million versus income of $1.0 million

•	Diluted (loss) earnings per share from continuing operations of ($0.18) versus $0.02

•	Return on average tangible equity from continuing operations was (10.0%) versus 0.92%

•	Book value per share was $8.19 versus $8.60
BankAtlantic:
•	Business segment (loss) income was ($3.4) million versus $3.6 million

•	Over 57,000 new core deposit accounts opened versus over 73,000

•	Return on average tangible assets was (0.22%) versus 0.24%

•	Return on average tangible equity was (2.80%) versus 2.86%

•	Tax equivalent net interest margin decreased to 3.41% versus 3.96%

•	Non-interest income was $36.3 million versus $36.2 million in 2006, an increase of 0.4%

•	Non-interest expense was $81.6 million versus $78.5 million, an increase of 4.0%; before the $5.7 million of restructuring and exit activities in 2007, non-interest expense was $75.9 million versus $78.5 million in 2006, a decrease of 3.3%
Year-to-date 2007 Compared to Year-to-date 2006
BankAtlantic Bancorp — consolidated:
•	(Loss) from continuing operations was ($30.0) million versus income of $26.9 million

•	Diluted (loss) earnings per share from continuing operations was ($0.52) versus $0.43

•	Return on average tangible equity from continuing operations was (6.95%) versus 6.00%
BankAtlantic:
•	Business segment (loss) income was ($19.4) million versus $36.3 million

•	Over 257,000 new core deposit accounts opened versus over 269,000

•	Return on average tangible assets was (0.32%) versus 0.61%

•	Return on average tangible equity was (3.89%) versus 7.35%

•	Non-interest income was $143.9 million versus $131.8 million in 2006, an increase of 9.1%; before $1.5 million of gains associated with debt redemption in 2006, non-interest income was $143.9 million versus $130.3 million in 2006, an increase of 10.0%

•	Non-interest expense was $313.4 million versus $293.4 million in 2006, an increase of 6.8%; before the $12.0 million impairment charge associated with real estate owned and real estate held for sale and the $8.4 million of restructuring and exit activities in 2007 and the $1.5 million costs associated with debt redemption in 2006, non-interest expense grew to $293.0 million versus $292.0 million, an increase of 0.3% while absorbing approximately $17.9 million in increased expenses in 2007 over 2006 related to our store expansion program

BankAtlantic Bancorp plans to host an investor and media teleconference call and webcast on Wednesday, January 30, 2008, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 29942381.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Wednesday, February 13, 2008. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 29942381.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=44769. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Wednesday, February 13, 2008.
     BankAtlantic Bancorp’s fourth quarter and full year, 2007 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s fourth quarter and full year, 2007 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic. BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking. On February 28, 2007, BankAtlantic Bancorp announced that it had completed the sale of its wholly-owned subsidiary, Ryan Beck Holdings, Inc. and its subsidiaries to Stifel Financial Corp., Inc. (NYSE: SF). As a consequence of the sale, BankAtlantic Bancorp currently holds an approximate 16% ownership interest in Stifel Financial Corp.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division - BankAtlantic.com. BankAtlantic has over 100 stores and operates more than 250 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, Totally Free Online Banking & Bill Pay, 7-Day Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift. For further information visit www.BankAtlantic.com
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com

Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: 954-370-8999, Fax: 954-370-8892
Email: caren@boardroompr.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the performance of our loan portfolio, of a sustained downturn in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our residential land acquisition, development loans (including “Builder land bank loans”), Home Equity loans, and conditions specifically in that market sector; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations; BankAtlantic’s seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of core deposits or producing results which do not justify their costs; the success of our expense discipline initiative and the ability to achieve additional cost savings; the success of BankAtlantic’s new stores and achieving growth and profitability at stores in the time frames anticipated, if at all; and the impact of periodic testing of goodwill, deferred tax assets, and other intangible assets for impairment. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Additionally, we acquired a significant investment in Stifel equity securities in connection with the Ryan Beck Holdings, Inc. sale subjecting us to the risk of the value of Stifel shares and warrants received varying over time, and the risk that no gain will be realized. The earn-out amounts payable under the agreement with Stifel are contingent upon the performance of individuals and divisions of Ryan Beck which are now under the exclusive control and direction of Stifel, and there is no assurance that we will be entitled to receive any earn-out payments. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For the Three Months Ended					For the Year Ended
		12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	12/31/2007	12/31/2006
Earnings (in thousands):
Net (loss) income from continuing operations		$(9,926)	(29,610)	11,728	(2,204)	1,048	(30,012)	26,879
Net (loss) income		$(9,926)	(29,610)	11,620	5,716	(1,670)	(22,200)	15,387

Average Common Shares Outstanding (in thousands):
Basic		56,054	56,832	59,190	60,635	61,007	58,162	61,095
Diluted		56,054	56,832	59,929	60,635	62,278	58,162	62,563

Key Performance Ratios
Basic (loss) earnings per share from continuing operations		$(0.18)	(0.52)	0.20	(0.04)	0.02	(0.52)	0.44
Diluted (loss) earnings per share from continuing operations		$(0.18)	(0.52)	0.20	(0.04)	0.02	(0.52)	0.43
Basic (loss) earnings per share		$(0.18)	(0.52)	0.20	0.09	(0.03)	(0.38)	0.25
Diluted (loss) earnings per share		$(0.18)	(0.52)	0.19	0.09	(0.03)	(0.38)	0.25
Return on average tangible assets from continuing operations	(note 1)%	(0.63)	(1.85)	0.74	(0.14)	0.07	(0.47)	0.42
Return on average tangible equity from continuing operations	(note 1)%	(9.96)	(27.45)	10.47	(1.96)	0.92	(6.95)	6.00

Average Balance Sheet Data (in millions):
Assets		$6,354	6,479	6,407	6,439	6,520	6,420	6,413
Tangible assets	(note 1)	$6,278	6,402	6,330	6,358	6,436	6,342	6,328
Loans		$4,654	4,693	4,678	4,651	4,655	4,669	4,589
Investments		$1,172	1,244	1,194	1,142	1,141	1,207	1,115
Deposits and escrows		$3,960	3,984	4,048	3,902	3,776	3,974	3,796
Stockholders’ equity		$471	506	525	529	533	508	525
Tangible stockholders’ equity	(note 1)	$399	431	448	450	454	432	448
Note:

(1)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles.
Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	December 31,	December 31,
(in thousands, except share data)	2007	2006
ASSETS
Cash and cash equivalents	$124,574	138,904
Securities available for sale (at fair value)	925,363	651,316
Investment securities (approximate fair value: $44,110 and $209,020)	39,617	206,682
Financial instruments accounted for at fair value	10,661	—
Tax certificates net of allowance of $3,289 and $3,699	188,401	195,391
Loans receivable, net of allowance for loan losses of $94,020 and $43,602	4,524,188	4,595,920
Federal Home Loan Bank stock, at cost which approximates fair value	74,003	80,217
Discontinued operations assets held for sale	—	190,763
Real estate held for development and sale	33,741	25,333
Real estate owned	17,216	21,747
Office properties and equipment, net	243,863	219,717
Goodwill and other intangible assets	75,886	77,324
Other assets	121,304	92,348

Total assets	$6,378,817	6,495,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$824,211	995,920
NOW	900,233	779,383
Savings	580,497	465,172
Money market	624,390	677,642
Certificates of deposit	1,024,074	948,919

Total deposits	3,953,405	3,867,036
Advances from FHLB	1,397,044	1,517,058
Securities sold under agreements to repurchase	58,265	101,932
Federal funds purchased and other short term borrowings	108,975	32,026
Subordinated debentures and bonds payable	26,654	29,923
Junior subordinated debentures	294,195	263,266
Discontinued operations liabilities held for sale	—	95,246
Other liabilities	80,958	64,193

Total liabilities	5,919,496	5,970,680

Stockholders’ equity:
Common stock	561	611
Additional paid-in capital	216,692	260,460
Retained earnings	236,150	265,089

Total stockholders’ equity before accumulated other comprehensive income (loss)	453,403	526,160
Accumulated other comprehensive income (loss)	5,918	(1,178)

Total stockholders’ equity	459,321	524,982

Total liabilities and stockholders’ equity	$6,378,817	6,495,662

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	For the Three Months Ended					For the Year Ended
(in thousands)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	12/31/2007	12/31/2006
INTEREST INCOME:
Interest and fees on loans	$74,415	80,082	79,914	79,587	81,019	313,998	312,960
Interest on securities available for sale	8,075	4,835	4,628	4,561	4,472	22,099	17,574
Interest on tax exempt securities	1,266	3,838	3,800	3,796	3,817	12,700	15,289
Interest and dividends on taxable investments and tax certificates	5,666	6,141	5,433	5,596	6,543	22,836	21,354

Total interest income	89,422	94,896	93,775	93,540	95,851	371,633	367,177

INTEREST EXPENSE:
Interest on deposits	21,443	22,558	21,473	19,002	17,258	84,476	58,959
Interest on advances from FHLB	17,443	18,987	18,103	18,723	20,837	73,256	66,492
Interest on short-term borrowed funds	2,068	2,940	2,010	2,555	2,505	9,573	15,089
Interest on secured borrowings	—	—	—	—	—	—	2,401
Interest on long-term debt	6,650	6,652	6,136	6,114	6,184	25,552	25,045
Capitalized interest on real estate development	—	—	—	—	(85)	—	(929)

Total interest expense	47,604	51,137	47,722	46,394	46,699	192,857	167,057

NET INTEREST INCOME	41,818	43,759	46,053	47,146	49,152	178,776	200,120
Provision for loan losses	9,515	48,949	4,917	7,461	8,160	70,842	8,574

NET INTEREST INCOME AFTER PROVISION	32,303	(5,190)	41,136	39,685	40,992	107,934	191,546

NON-INTEREST INCOME:
Service charges on deposits	26,342	25,894	25,808	24,595	26,091	102,639	90,472
Other service charges and fees	7,171	7,222	7,524	7,033	7,188	28,950	27,542
Securities activities, net	(3,163)	1,207	8,813	1,555	2,199	8,412	9,813
Gain on sales of loans	68	88	138	200	211	494	680
Gain associated with debt redemption	—	—	—	—	—	—	1,528
Income from unconsolidated subsidiaries	337	348	669	1,146	303	2,500	1,667
(Loss) gain on the sale of office properties and equipment, net	(564)	(362)	(42)	(153)	(148)	(1,121)	1,627
Other	2,254	2,225	2,574	2,376	2,581	9,429	9,287

Total non-interest income	32,445	36,622	45,484	36,752	38,425	151,303	142,616

NON-INTEREST EXPENSE:
Employee compensation and benefits	37,922	34,258	37,908	41,090	38,759	151,178	150,804
Occupancy and equipment	17,026	16,954	15,927	15,944	16,247	65,851	57,308
Impairment of real estate held for sale	—	3,655	1,056	—	—	4,711	—
Impairment of real estate owned	—	7,233	66	—	—	7,299	—
Advertising and promotion	5,659	4,276	4,209	5,858	10,400	20,002	35,067
Professional fees	3,067	2,542	1,368	1,713	1,632	8,690	8,291
Costs associated with debt redemption	—	—	—	—	—	—	1,457
Check losses	3,547	3,341	2,731	1,857	2,639	11,476	8,615
Supplies and postage	1,502	1,159	1,632	1,853	1,736	6,146	6,853
Telecommunication	1,348	1,286	1,556	1,381	1,233	5,571	4,785
Restructuring charges	5,681	117	—	2,553	—	8,351	—
Other	6,720	6,858	6,724	7,244	7,195	27,546	27,006

Total non-interest expense	82,472	81,679	73,177	79,493	79,841	316,821	300,186

(Loss) income from continuing operations before income taxes	(17,724)	(50,247)	13,443	(3,056)	(424)	(57,584)	33,976
(Benefit) provision for income taxes	(7,798)	(20,637)	1,715	(852)	(1,472)	(27,572)	7,097

(Loss) income from continuing operations	(9,926)	(29,610)	11,728	(2,204)	1,048	(30,012)	26,879
Discontinued operations	—	—	(108)	7,920	(2,718)	7,812	(11,492)

Net (loss) income	$(9,926)	(29,610)	11,620	5,716	(1,670)	(22,200)	15,387

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

	For the Three Months Ended
(in thousands except percentages and per share data)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Loans:
Residential real estate	$2,196,552	2,245,138	2,215,606	2,181,478	2,176,047
Commercial real estate	1,317,578	1,346,842	1,384,405	1,420,944	1,462,005
Consumer	697,764	662,320	635,370	606,472	584,972
Commercial business	132,677	134,390	147,026	156,237	155,884
Small business	309,322	304,388	295,483	285,387	276,103

Total Loans	4,653,893	4,693,078	4,677,890	4,650,518	4,655,011
Investments — taxable	1,036,382	841,486	795,156	743,936	740,568
Investments — tax exempt	135,961	402,482	399,160	398,388	400,804

Total interest earning assets	5,826,236	5,937,046	5,872,206	5,792,842	5,796,383
Goodwill and core deposit intangibles	76,068	76,419	76,784	81,124	83,708
Discontinued assets held for sale	—	—	—	118,319	232,317
Other non-interest earning assets	451,397	465,427	457,817	446,785	407,149

Total assets	$6,353,701	6,478,892	6,406,807	6,439,070	6,519,557

Tangible assets (note 1)	$6,277,633	6,402,473	6,330,023	6,357,946	6,435,849

Deposits:
Demand deposits	$885,006	922,293	989,259	989,293	1,006,242
Savings	589,966	611,862	605,939	529,435	413,239
NOW	830,898	792,462	782,018	771,017	735,164
Money market	638,041	660,925	677,545	650,383	694,057
Certificates of deposit	1,015,940	996,415	993,458	961,716	927,431

Total deposits	3,959,851	3,983,957	4,048,219	3,901,844	3,776,133
Short-term borrowed funds	182,134	225,034	151,656	197,683	189,519
FHLB advances	1,368,242	1,398,245	1,344,855	1,405,279	1,528,039
Long-term debt	321,885	318,762	293,489	292,899	293,592

Total borrowings	1,872,261	1,942,041	1,790,000	1,895,861	2,011,150
Discontinued liabilities held for sale	—	—	—	61,202	141,254
Other liabilities	50,554	46,805	43,465	50,722	57,832

Total liabilities	5,882,666	5,972,803	5,881,684	5,909,629	5,986,369

Stockholders’ equity	471,035	506,089	525,123	529,441	533,188

Total liabilities and stockholders’ equity	$6,353,701	6,478,892	6,406,807	6,439,070	6,519,557

Other comprehensive (loss) income in stockholders’ equity	(3,562)	(1,765)	377	(2,142)	(4,379)

Tangible stockholders’ equity (note 1)	$398,529	431,435	447,962	450,459	453,859

Net Interest Margin	2.95%	3.11%	3.27%	3.35%	3.56%

Period End
Total loans, net	$4,524,188	4,586,625	4,618,690	4,622,784	4,595,920
Total assets	6,378,817	6,485,593	6,495,047	6,380,176	6,495,662
Total stockholders’ equity	459,321	471,889	512,724	514,977	524,982
Class A common shares outstanding	51,196,175	51,168,201	53,212,871	54,956,368	56,157,425
Class B common shares outstanding	4,876,124	4,876,124	4,876,124	4,876,124	4,876,124
Cash dividends	281,130	2,315,458	2,386,145	2,458,490	2,507,673
Common stock cash dividends per share	0.005	0.0412	0.0410	0.0410	0.0410
Closing stock price	4.10	8.67	8.61	10.96	13.81
High stock price for the quarter	9.60	9.25	11.25	13.98	13.94
Low stock price for the quarter	2.89	7.50	8.38	10.87	12.66
Book value per share	8.19	8.42	8.83	8.61	8.60

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended					For the Year Ended
(in thousands)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	12/31/2007	12/31/2006
Net interest income	$47,291	49,235	50,914	52,070	54,103	199,510	219,605
Provision for loan losses	9,515	48,949	4,917	7,461	8,160	70,842	8,574

Net interest income after provision for loan losses	37,776	286	45,997	44,609	45,943	128,668	211,031

Non-interest income
Service charges on deposits	26,342	25,894	25,808	24,595	26,091	102,639	90,472
Other service charges and fees	7,171	7,222	7,524	7,033	7,188	28,950	27,542
Securities activities, net	861	613	212	621	200	2,307	657
Gain on sales of loans	68	88	138	200	211	494	680
Gain associated with debt redemption	—	—	—	—	—	—	1,528
Income from unconsolidated subsidiaries	163	182	509	365	33	1,219	33
(Loss) gain on the sale of office properties, net	(564)	(362)	(42)	(153)	(148)	(1,121)	1,627
Other non-interest income	2,249	2,224	2,535	2,386	2,590	9,394	9,305

Total non-interest income	36,290	35,861	36,684	35,047	36,165	143,882	131,844

Non-interest expense
Employee compensation and benefits	37,221	34,244	36,628	40,664	37,709	148,757	146,099
Occupancy and equipment	17,023	16,951	15,923	15,942	16,242	65,839	57,291
Impairment of real estate held for sale	—	3,655	1,056	—	—	4,711	—
Impairment of real estate owned	—	7,233	66	—	—	7,299	—
Advertising	5,596	4,221	4,079	5,788	10,331	19,684	34,659
Professional fees	2,969	2,444	1,233	1,620	1,576	8,266	7,653
Costs associated with debt redemption	—	—	—	—	—	—	1,457
Check losses	3,547	3,341	2,731	1,857	2,639	11,476	8,615
Supplies and postage	1,441	1,158	1,629	1,850	1,735	6,078	6,833
Telecommunication	1,342	1,283	1,548	1,379	1,230	5,552	4,774
Restructuring and exit activities	5,681	117	—	2,553	—	8,351	—
Other	6,761	6,848	6,629	7,117	7,017	27,355	26,067

Total non-interest expense	81,581	81,495	71,522	78,770	78,479	313,368	293,448

(Loss) income from bank operations business segment before income taxes	(7,515)	(45,348)	11,159	886	3,629	(40,818)	49,427
(Benefit) provision for income taxes	(4,143)	(18,236)	754	247	11	(21,378)	13,105

Net (loss) income from bank operations business segment	$(3,372)	(27,112)	10,405	639	3,618	(19,440)	36,322

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

	For the Three Months Ended						For the Year Ended
(in thousands except percentages and per share data)	12/31/2007		9/30/2007	6/30/2007	3/31/2007	12/31/2006	12/31/2007	12/31/2006
Statistics:
Tax equivalent:
Average earning assets		$5,653,913	5,750,192	5,690,488	5,666,507	5,702,063	5,690,404	5,606,272
Average interest bearing liabilities		$4,656,897	4,718,381	4,590,419	4,551,448	4,520,332	4,629,819	4,377,033
Average tangible assets		$6,080,693	6,194,549	6,127,470	6,092,568	6,086,579	6,123,978	5,976,464
Average tangible equity		$481,495	507,963	504,091	502,827	505,580	499,158	493,972
Borrowings to deposits and borrowings	%	28.74	29.89	28.74	26.39	30.36	28.74	30.36
Tax equivalent:
Yield on earning assets	%	6.33	6.71	6.70	6.71	6.83	6.61	6.65
Cost of interest-bearing liabilities	%	3.54	3.80	3.70	3.65	3.62	3.67	3.34
Interest spread	%	2.79	2.91	3.00	3.06	3.21	2.94	3.31
Net interest margin	%	3.41	3.59	3.72	3.78	3.96	3.62	4.04
Performance:
Efficiency ratio	%	97.61	95.77	81.65	90.42	86.94	91.26	83.50
Return on average tangible assets	%	(0.22)	(1.75)	0.68	0.04	0.24	(0.32)	0.61
Return on average tangible equity	%	(2.80)	(21.35)	8.26	0.51	2.86	(3.89)	7.35
Earning assets repricing:
Percent of earning assets that have fixed rates	%	54	54	54	54	52
Percent of earning assets that have variable rates	%	46	46	46	46	48
One year Gap	%	(3)	(9)	(7)	(3)	(4)

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(in thousands)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
ASSETS
Loans receivable, net	$4,524,188	4,586,625	4,618,690	4,622,784	4,595,920
Investment securities	262,404	482,666	507,593	424,487	475,790
Available for sale securities	789,917	570,624	563,318	556,404	559,629
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	5,397	5,747	6,097	6,447	6,834
Other assets	509,567	557,951	505,874	495,098	478,460

Total assets	$6,161,962	6,274,102	6,272,061	6,175,709	6,187,122

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$824,211	896,094	971,260	1,031,628	995,930
NOW	900,233	801,289	769,994	799,300	779,383
Savings	580,497	613,010	608,791	598,579	465,172
Money market	624,390	656,218	666,820	653,231	677,642
Certificates of deposit	1,024,074	1,002,197	1,000,278	1,002,284	948,919

Total deposits	3,953,405	3,968,808	4,017,143	4,085,022	3,867,046
Advances from Federal Home Loan Bank	1,397,044	1,417,047	1,397,051	1,297,055	1,517,058
Short term borrowings	170,433	245,895	193,937	137,914	138,686
Long term debt	26,654	29,125	29,397	29,654	29,923
Other liabilities	79,147	74,539	67,747	63,108	68,460

Total liabilities	5,626,683	5,735,414	5,705,275	5,612,753	5,621,173
Stockholder’s equity	535,279	538,688	566,786	562,956	565,949

Total liabilities and stockholder’s equity	$6,161,962	6,274,102	6,272,061	6,175,709	6,187,122

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	December 31, 2007				December 31, 2006
	Average	Revenue/		Yield/	Average	Revenue/		Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,196,552	30,175		5.49%	$2,176,047	29,212		5.37%
Commercial real estate	1,317,578	23,273		7.07	1,462,005	31,245		8.55
Consumer	697,764	12,006		6.88	584,972	11,321		7.74
Commercial business	132,677	2,875		8.67	155,884	3,515		9.02
Small business	309,322	6,086		7.87	276,103	5,725		8.29

Total loans	4,653,893	74,415		6.40	4,655,011	81,018		6.96
Investments — tax exempt	130,850	1,860	(1)	5.69	397,105	5,806	(1)	5.85
Investments — taxable	869,170	13,262		6.10	649,947	10,512		6.47

Total interest earning assets	5,653,913	89,537		6.33%	5,702,063	97,336		6.83%

Goodwill and core deposit intangibles	76,068				77,524
Other non-interest earning assets	426,780				384,516

Total Assets	$6,156,761				$6,164,103

Deposits:
Savings	$589,967	2,946		1.98%	$413,239	1,379		1.32%
NOW	830,898	2,533		1.21	735,164	1,327		0.72
Money market	638,041	4,274		2.66	694,057	4,003		2.29
Certificates of deposit	1,015,940	11,690		4.57	927,431	10,549		4.51

Total interest bearing deposits	3,074,846	21,443		2.77	2,769,891	17,258		2.47

Short-term borrowed funds	186,118	2,108		4.49	192,532	2,548		5.25
Advances from FHLB	1,368,242	17,443		5.06	1,528,039	20,837		5.41
Long-term debt	27,691	601		8.61	29,870	643		8.54

Total interest bearing liabilities	4,656,897	41,595		3.54	4,520,332	41,286		3.62
Demand deposits	885,398				1,006,959
Non-interest bearing other liabilities	61,451				62,601

Total Liabilities	5,603,746				5,589,892
Stockholder’s equity	553,015				574,211

Total liabilities and stockholder’s equity	$6,156,761				$6,164,103

Net tax equivalent interest income/ net interest spread		47,942		2.79%		56,050		3.21%

Tax equivalent adjustment		(651)				(2,032)
Capitalized interest from real estate operations		—				85

Net interest income		47,291				54,103

Margin
Interest income/interest earning assets				6.33%				6.83%
Interest expense/interest earning assets				2.92				2.87

Net interest margin (tax equivalent)				3.41%				3.96%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Year Ended
	December 31, 2007				December 31, 2006
	Average	Revenue/		Yield/	Average	Revenue/		Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,209,832	120,768		5.47%	$2,099,664	109,103		5.20%
Commercial real estate	1,367,095	108,931		7.97	1,499,388	126,019		8.40
Loan participations sold	—	—		—	30,894	2,401		7.77
Consumer	650,764	47,625		7.32	558,769	41,997		7.52
Commercial business	142,455	12,720		8.93	140,465	12,452		8.86
Small business	298,774	23,954		8.02	259,816	20,988		8.08

Total loans	4,668,920	313,998		6.73	4,588,996	312,960		6.82
Investments — tax exempt	328,583	19,272	(1)	5.87	396,539	23,162	(1)	5.84
Investments — taxable	692,901	43,044		6.21	620,737	36,934		5.95

Total interest earning assets	5,690,404	376,314		6.61%	5,606,272	373,056		6.65%

Goodwill and core deposit intangibles	76,599				78,104
Other non-interest earning assets	433,574				370,192

Total Assets	$6,200,577				$6,054,568

Deposits:
Savings	$584,542	12,559		2.15%	$369,504	2,936		0.79%
NOW	794,258	8,149		1.03	746,837	4,433		0.59
Money market	656,702	17,882		2.72	755,221	15,980		2.12
Certificates of deposit	992,043	45,886		4.63	868,777	35,610		4.10

Total deposits	3,027,545	84,476		2.79	2,740,339	58,959		2.15

Short-term borrowed funds	194,222	9,829		5.06	304,635	15,309		5.03
Advances from FHLB	1,379,106	73,256		5.31	1,265,772	66,492		5.25
Secured borrowings	—	—		—	30,894	2,401		7.77
Long-term debt	28,946	2,498		8.63	35,393	3,112		8.79

Total interest bearing liabilities	4,629,819	170,059		3.67	4,377,033	146,273		3.34
Demand deposits	946,356				1,056,254
Non-interest bearing other liabilities	55,683				61,392

Total Liabilities	5,631,858				5,494,679
Stockholder’s equity	568,719				559,889

Total liabilities and stockholder’s equity	$6,200,577				$6,054,568

Net interest income/net interest spread		206,255		2.94%		226,783		3.31%

Tax equivalent adjustment		(6,745)				(8,107)
Capitalized interest from real estate operations		—				929

Net interest income		199,510				219,605

Margin
Interest income/interest earning assets				6.61%				6.65%
Interest expense/interest earning assets				2.99				2.61

Net interest margin				3.62%				4.04%

Net interest margin (tax equivalent) excluding secured borrowings				3.62%				4.07%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

	For the Three Months Ended						For the Year Ended
(in thousands)	12/31/2007		9/30/2007	6/30/2007	3/31/2007	12/31/2006	12/31/2007	12/31/2006
Allowance for Loan Losses

Beginning balance		$92,358	54,754	50,373	43,602	42,517	43,602	41,192

Charge-offs:
Residential real estate		(255)	(3)	(52)	(151)	—	(461)	(239)
Commercial real estate		(3,118)	(9,444)	—	—	(7,000)	(12,562)	(7,000)
Commercial business		—	—	—	—	—	—	(34)
Consumer		(4,094)	(1,689)	(744)	(538)	(209)	(7,065)	(681)
Small business		(534)	(581)	(1,001)	(438)	(544)	(2,554)	(951)

Total charge-offs		(8,001)	(11,717)	(1,797)	(1,127)	(7,753)	(22,642)	(8,905)

Recoveries:
Residential real estate		—	—	15	—	—	15	348
Commercial real estate		—	—	304	—	—	304	19
Commercial business		14	29	777	42	379	862	660
Consumer		49	120	81	167	76	417	536
Small business		85	223	84	228	114	620	566
Other		—	—	—	—	109	—	612

Total recoveries		148	372	1,261	437	678	2,218	2,741

Net (charge-offs) recoveries		(7,853)	(11,345)	(536)	(690)	(7,075)	(20,424)	(6,164)

Provision for loan losses		9,515	48,949	4,917	7,461	8,160	70,842	8,574

Ending balance		$94,020	92,358	54,754	50,373	43,602	94,020	43,602

Annualized net charge-offs (recoveries) to average loans	%	0.67	0.97	0.05	0.06	0.61	0.44	0.14

	As of
	12/31/2007		9/30/2007	6/30/2007	3/31/2007	12/31/2006
Credit Quality

Nonaccrual loans		$178,591	165,369	21,806	25,746	4,436
Nonaccrual tax certificates		2,094	1,140	711	597	631
Real estate owned		17,216	17,159	23,886	23,135	21,747
Other repossessed assets		—	—	—	—	—

Total nonperforming assets, gross		197,901	183,668	46,403	49,478	26,814

Nonperforming assets, gross to total loans and other assets	%	4.10	3.74	0.94	1.02	0.55
Allowance for loan losses to total loans	%	2.04	1.97	1.17	1.08	0.94
Provision to average loans	%	0.82	4.17	0.42	0.64	0.70
Allowance to nonaccrual loans	%	52.65	55.85	251.10	195.65	982.91

(1)	Average and total loans exclude loan participations sold financed by secured borrowings.

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended					For the Year Ended
(in thousands)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006	12/31/2007	12/31/2006
Net interest (expense)	$(5,473)	(5,476)	(4,861)	(4,924)	(4,952)	(20,734)	(19,485)
Non-Interest income
Income from unconsolidated subsidiaries	174	167	159	781	270	1,281	1,634
Securities activities, net	(4,024)	594	8,601	934	2,000	6,105	9,156
Other	275	156	254	179	—	864	—

Non-interest income	(3,575)	917	9,014	1,894	2,270	8,250	10,790

Non-interest expense
Employee compensation and benefits	701	14	1,280	426	1,050	2,421	4,705
Advertising and promotion	62	55	130	70	70	317	408
Professional fees	98	98	135	93	56	424	638
Other	300	173	324	323	194	1,120	1,005

Non-interest expense	1,161	340	1,869	912	1,370	4,282	6,756

(Loss) income from parent company activities before income taxes	(10,209)	(4,899)	2,284	(3,942)	(4,052)	(16,766)	(15,451)
(Benefit) provision for income taxes	(3,655)	(2,401)	961	(1,099)	(1,484)	(6,194)	(6,008)

Net (loss) income from parent company business segment	$(6,554)	(2,498)	1,323	(2,843)	(2,568)	(10,572)	(9,443)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
ASSETS
Cash	$9,163	12,540	28,332	14,699	4,852
Securities	185,724	201,155	193,979	194,257	103,218
Investment in subsidiaries	535,281	538,691	566,787	562,958	661,467
Investment in unconsolidated subsidiaries	8,820	8,839	8,685	7,910	11,996
Other assets	16,339	8,466	8,370	2,929	12,165

Total assets	$755,327	769,691	806,153	782,753	793,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$294,195	294,195	289,040	263,266	263,266
Other liabilities	1,811	3,607	4,389	4,510	5,450

Total liabilities	296,006	297,802	293,429	267,776	268,716

Stockholders’ equity	459,321	471,889	512,724	514,977	524,982

Total liabilities and stockholders’ equity	$755,327	769,691	806,153	782,753	793,698